Exhibit 5.1
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
June 16, 2008
Time Warner Cable Inc.
North Tower, One Time Warner Center
New York, NY 10019
Registration Statement on Form S-3ASR
Ladies and Gentlemen:
          In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of Time Warner Cable Inc., a Delaware corporation (the “Company”), Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE”) and TW NY Cable Holding Inc., a Delaware corporation (“TW NY Holding” and, together with TWE, the “Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:
     1. the following securities of the Company (together, the “Company Securities”):
A.	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

B.	warrants to purchase Debt Securities (the “Debt Warrants”); and
     2. the following securities of the Guarantors:
A.	guarantees of the Debt Securities (the “Guarantees”).
          The Company Securities and the Guarantees (collectively, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.
          The Senior Debt Securities and the related Guarantees, if any, are to be issued under the indenture, dated as of April 9, 2007, by and among the Company, the Guarantors and The Bank of New York, as trustee (the “Senior Debt Indenture”). The Subordinated Debt Securities and the related Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the Guarantors and The Bank of New York, as trustee (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).
          The Debt Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”).
          In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:
1.	the Registration Statement; and

2.	the Senior Debt Indenture and the form of Subordinate Debt Indenture attached as Exhibits 4.3 and 4.4 to the Registration Statement.
          In addition, we have examined (i) such corporate or partnership records of the Company, TWE and TW NY Holding that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and TW NY Holding and the certificate of limited partnership, as amended or restated, and partnership agreement, as amended or restated, of TWE, each certified by the Company and each such Guarantor as in effect on the date of this letter, (ii) the organizational documents of the general partners of TWE and their direct or indirect general partners or managing or sole members (collectively, the “TWE General Partners”), (iii) copies of resolutions of the board of directors of the Company, the sole director of TW NY Holding and the TWE General Partners relating to the issuance of the Securities, certified by the Company and such Guarantors and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the documents reviewed by us and upon certificates of public officials and the officers of the Company and the Guarantors.
          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
          We have also assumed, without independent investigation, that (i) the Senior Debt Indenture has been duly authorized, executed and delivered by the parties to the Senior Debt Indenture and the Subordinated Debt Indenture will be duly authorized, executed and delivered by the parties to the Subordinated Debt Indenture in substantially the form filed as an exhibit to the Registration Statement, (ii) each of the Warrant Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto (other than the Company and the Guarantors), (iv) the Warrants and any related Operative Agreements will be governed by the laws of the State of New York, and (v) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or any of the Guarantors is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Guarantors.
          With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and the Guarantors, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) the Securities will be duly authorized, executed, issued and delivered by the Company or the Guarantors, as applicable, and, in the case of Debt Securities and Warrants, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.
          Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:
          1. When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
          2. When any Debt Warrants have been duly authorized, executed and delivered by Company, such Debt Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
          3. When the specific terms of a particular issuance of Debt Securities and any related Guarantees have been duly authorized by the Company and the Guarantors and such Securities have been duly executed, authenticated, issued and delivered, such Guarantees will be valid and legally binding obligations of each Guarantor enforceable against each such Guarantor in accordance with its term.
          The opinions expressed above at to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.
          The opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
          We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.
Very truly yours,
/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP